AMENDMENT TO
                              EMPLOYMENT AGREEMENT

     THIS AMENDMENT to the Employment Agreement by and between Lawrence R. Johnston (the "Executive") and Albertson's, Inc. (the "Company") is entered into as of July 19, 2001.

     WHEREAS, the Executive and the Company entered into that certain Employment Agreement dated April 23, 2001 ("Agreement"); and

     WHEREAS, the parties hereto wish to amend the Agreement to delete the provisions relating to the Executive's right to require the Company to purchase the Executive's Louisville, Kentucky residence and to add a requirement for the Company to purchase the Executive's Boise, Idaho residence in the event the Executive relocates from Boise, Idaho or in the event of a termination of the Executive's employment for any reason during the Term of the Agreement.

     NOW, THEREFORE, in consideration of the agreements set forth herein, the parties agree as follows:

     1. Capitalized terms used herein (including in the recitals) and not otherwise specifically defined herein shall have the same meaning given to such terms in the Agreement.

     2. Paragraph 3 of Schedule 1 (Relocation Policy) of the Agreement pertaining to the right of the Executive to require the Company to purchase the Executive's current residence in Louisville, Kentucky (the address of which is 3609 Glenview Avenue, Glenview, Kentucky) is hereby deleted in its entirety and replaced with the following:

               "3. Purchase of Executive's Boise, Idaho Residence in Certain Circumstances. The Executive shall be entitled to require the Company to purchase the Executive's primary residence in Boise, Idaho upon the terms and conditions set forth in Section 6(h) of the Agreement."

     3. Section 6 (Termination) of the Agreement is hereby amended by adding the following as clause (h) to the end of said Section 6 to provide the Executive with the right to require the Company to purchase the Executive's primary residence in Boise, Idaho, if, during the Term of the Agreement, the Executive relocates from Boise, Idaho to another location outside the State of Idaho or the Executive's employment with the Company is terminated for any reason:


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               "(h)  PURCHASE  OF  EXECUTIVE'S   BOISE,   IDAHO  RESIDENCE  UPON
               EXECUTIVE'S RELOCATION OR TERMINATION.

                    (i) If, during the Term of the Agreement,  (i) the Executive relocates from Boise, Idaho to another location outside the State of Idaho (subject to the Company permitting such relocation pursuant to Section 4 hereof) or (ii) the Executive's employment with the Company is terminated for any reason, the Executive may, upon written notice to the Company, cause the Company to purchase the Executive's then primary residence in Boise, Idaho ("Boise Residence"), provided the Executive is unable, notwithstanding his reasonable efforts, to sell the Boise Residence on his own. "Reasonable efforts" shall include listing the Boise Residence for at least six (6) months with a qualified real estate broker. In the event the company purchases the Boise Residence from the Executive pursuant to this clause (h), the purchase price shall be the Executive's initial investment in the Boise Residence, plus the cost of any improvement made thereto. The Executive shall provide documentation reasonably satisfactory to the Company evidencing his initial investment in and the cost of improvements to the Boise Residence. In addition to the purchase price, the Company shall pay all reasonable closing costs, including real estate commissions, if any.

                    (ii) All  amounts  payable by the  Company to the  Executive under this Section 6(h) shall be in addition to all other amounts payable to the Executive upon relocation or termination set forth herein."

     4. Except as amended herein, the Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Executive has signed this Amendment and the Company has caused this Amendment to be executed by its duly authorized officers as of the effective date first above written.

                                       ALBERTSON'S, INC.
                                       a Delaware corporation

                                       By:  /s/  Thomas R. Saldin
                                            ------------------------------
                                            Thomas R. Saldin
                                            Executive Vice President and General
                                            Counsel


                                       Executive

                                       by:  /s/  Lawrence R. Johnston
                                            ------------------------------
                                            Lawrence R. Johnston